Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

June 21, 2024

John Bean Technologies Corporation

70 West Madison Street, Suite 4400

Chicago, IL 60602

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel for John Bean Technologies Corporation, a Delaware corporation (the “Registrant”), in connection with the proposed registration by the Registrant of up to 19,979,682 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-4, which includes the proxy statement/prospectus, initially filed on May 15, 2024, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is herein after referred to as the “Registration Statement.”

The Common Stock is to be issued to the shareholders of Marel hf. (“Marel”) in connection with the transactions contemplated by that certain Transaction Agreement, dated as of April 4, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Registrant, John Bean Technologies Europe B.V., a wholly owned subsidiary of the Registrant, and Marel. Shares of Common Stock, when issued in accordance with the Transaction Agreement, are referred to herein as the “Transaction Shares,” and the issuance of the Transaction Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Transaction Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement; (ii) the Registration Statement and all exhibits thereto; (iii) the Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect; (iv) the Third Amended and Restated Bylaws of the Registrant, as presently in effect; and (v) the resolutions of the board of directors of the Registrant with respect to the Issuance.

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John Bean Technologies Corporation

June 21, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Registrant). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when issued and delivered in accordance with the terms of the Transaction Agreement and as contemplated by the Registration Statement, the Transaction Shares will be validly issued, fully paid and nonassessable.

Our advice is limited to the Delaware General Corporation Law. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP